UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/24/2012

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

8168607000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On January 24, 2012, UMB Financial Corporation (the "Company") issued a press release announcing the financial results for the Company for the quarter and fiscal year ending December 31, 2011. A copy of the press release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this report and in Exhibit 99.1 of this report is being furnished and shall not be deemed to be "filed" with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 5.05.    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On January 24, 2012, the Company's Board of Directors, which annually reviews the Company's Code of Ethics (the "Code"), adopted an amended and restated Code. The amended and restated Code, in addition to reflecting a number of non-substantive changes intended to simplify the manner in which information is presented, clarifies the process by which employees, officers, and directors report violations of the code, violations of applicable laws and regulations, and violations of Company policy and procedures. The amendments to the Code did not result in the waiver, explicit or implicit, of any provision of the Company's previous Code. A copy of the Code is attached to this report as Exhibit 14.1. A copy of the Code is also available on the Company's website at www.umb.com/aboutumb/investorrelations.

Item 8.01.    Other Events

On January 24, 2012, the Company issued a press release announcing that the Board of Directors declared a regular dividend of $0.205 per share to be paid on April 2, 2012 to shareholders of record on March 9, 2012. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 14.1 Amended and Restated UMB Financial Corporation Code of Ethics

Exhibit 99.1 Press release announcing financial results and dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: January 24, 2012	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO

EXHIBIT INDEX

Exhibit No.	Description
EX-14.1	Amended and restated Code of Ethics
EX-99.1	Press Release announcing financial results and dividend